UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Maravai LifeSciences Holdings, Inc.

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Dear Fellow Shareholders,

We are pleased to invite you to attend our first Annual Meeting of Shareholders of Maravai LifeSciences Holdings, Inc. (“Maravai” or the “Company”) to be held on Wednesday, May 19, 2021, at 3:00 p.m. Pacific. This year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of the attendees (employees, shareholders and the general public) is our top priority. In light of the recommendations issued by the CDC against public gatherings due to COVID-19, we think a virtual only meeting for this year is advisable. You will be able to attend the meeting online and submit questions during the meeting by registering prior to the meeting at www.proxydocs.com/MRVI using your unique control number included on your proxy card or on the instructions that accompany your proxy materials. You will be able to vote your shares electronically during the meeting by following the instructions that will be emailed to you upon completion of such registration.

The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

1.

to elect four nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Compensation and Nominating Committee of the Board of Directors of Maravai (the “Board”);

2.	to approve, by an advisory vote, to retain the classified structure of the Board;

3.	to approve, by an advisory vote, to retain the supermajority voting standards in Maravai’s Amended and Restated Certificate of Incorporation and Maravai’s Amended and Restated Bylaws;

4.	to ratify the appointment of Ernst & Young LLP as Maravai’s independent registered public accounting firm for the year ending December 31, 2021; and

5.	to transact other business as may properly come before the meeting or any adjournment of the meeting.

Our Board has set the record date as March 22, 2021. Only shareholders that owned Maravai Class A common stock or Class B common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment of the meeting. A list of Maravai’s shareholders of record will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 19, 2021 at our corporate headquarters located at 10770 Wateridge Circle Suite 200, San Diego, California 92121, and on the date of the meeting, on the virtual platform for the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

Sincerely,

Carl Hull

Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

The 2021 annual meeting of shareholders of Maravai LifeSciences Holdings, Inc. will be held virtually (please visit www.proxydocs.com/MRVI for virtual meeting registration details) on Wednesday, May 19, 2021, at 3:00 p.m. Pacific for the following purposes:

1.	to elect four nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Compensation and Nominating Committee of the Board;

2.	to approve, by an advisory vote, to retain the classified structure of the Board;

3.	to approve, by an advisory vote, to retain the supermajority voting standards in Maravai’s Amended and Restated Certificate of Incorporation and Maravai’s Amended and Restated Bylaws;

4.	to ratify the appointment of Ernst & Young LLP as Maravai’s independent registered public accounting firm for the year ending December 31, 2021; and

5.	to transact other business as may properly come before the meeting or any adjournment of the meeting.

A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 19, 2021, at 10770 Wateridge Circle Suite 200, San Diego, California 92121, and on the date of the meeting, on the virtual platform for the Annual Meeting.

By Order of the Board of Directors

Kurt Oreshack

General Counsel and Secretary

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: Why did I receive these materials?

The Board of Maravai is soliciting your proxy to vote at our 2021 Annual Meeting of Shareholders (or at any postponement or adjournment of the meeting). Shareholders who own shares of our common stock as of the record date, March 22, 2021 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Maravai.

Householding. The Securities and Exchange Commission’s (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, contact www.investorelections.com/MRVI. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.

Q: Who will be entitled to vote?

Shareholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, Maravai had approximately 96,646,515 million shares of Class A common stock and 160,974,129 million shares of Class B common stock outstanding. Holders of shares of Class A common stock and Class B common stock are each entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?

You will be voting on:

1.	the election of four Class I directors to serve on the Board until the 2024 Annual Meeting and until their successors are duly elected and qualified;

2.	the approval, by an advisory vote, of the retention of the classified structure of the Board;

3.	the approval, by an advisory vote, of the retention of the supermajority voting standards in Maravai’s Amended and Restated Certificate of Incorporation and Maravai’s Amended and Restated Bylaws;

4.	the ratification of the appointment of Ernst & Young LLP as Maravai’s independent registered public accounting firm for the year ending December 31, 2021; and

5.	any other business as may properly come before the meeting or any adjournment of the meeting.

Q: How does the Board recommend I vote on these matters?

The Board recommends you vote:

1.	FOR the election of Carl Hull, Benjamin Daverman, Susannah Gray and Constantine Mihas as Class I directors;

2.	FOR the approval, by an advisory vote, of the retention of our classified Board structure;

3.

FOR the approval, by an advisory vote, of the retention of the supermajority voting standards in Maravai’s Second Amended and Restated Certificate of Incorporation and Maravai’s Amended and Restated Bylaws;

4.	FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2021.

Q: How do I cast my vote?

Beneficial Shareholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.

Registered Shareholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting by registering at any time prior to the start of the meeting at www.proxydocs.com/MRVI. You will need your unique control number included on your proxy card or on the instructions that accompany your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:

1.	via the Internet at www.proxypush.com/MRVI;

2.	by phone by calling 1-866-437-3716; or

3.	by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received prior to the commencement of the Annual Meeting at 3:00 p.m. (PDT) on May 19, 2021.

Q: Can I access the proxy materials electronically?

Yes. Your proxy card or voting instruction card will contain instructions on how to:

1.	view our proxy materials for the Annual Meeting on the Internet; and

2.	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at www.proxydocs.com/MRVI and our proxy materials will be available during the voting period starting on April 19, 2021.

Instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q: How may I change or revoke my proxy?

Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.

Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise by:

1.	via the Internet at www.proxypush.com/MRVI;

2.	by phone by calling 1-866-437-3716; or

3.	by signing and returning a proxy card.

Q: How can I attend the Annual Meeting?

The Annual Meeting is being held as a virtual only meeting this year. If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by registering at any time prior to the start of the meeting at www.proxydocs.com/MRVI using your unique control number included on your proxy card that accompanies your proxy materials.

If you are a shareholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you are not a shareholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.

If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at https://investors.maravai.com for at least one year.

Q: Why is the Annual Meeting virtual only?

We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our shareholders and our company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world. Further, in light of COVID-19, protecting the health and well-being of the attendees (employees, directors, shareholders and the general public) is our top priority.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1—ELECTION OF DIRECTORS

A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the four nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.

ALL OTHER PROPOSALS

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve all other items. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.

Q: When will the results of the vote be announced?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q: What is the deadline for submitting a shareholder proposal or director nomination for the 2022 Annual Meeting?

Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in Maravai’s proxy statement and form of proxy for the Maravai’s 2022 annual meeting of shareholders, to be held in 2022, must be received by Maravai at our principal executive offices at 10770 Wateridge Circle Suite 200, San Diego, California 92121 no later than the close of business on December 10, 2021. Shareholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2022 (but not include it in Maravai’s proxy materials) must provide written notice of such proposal to the General Counsel and Secretary at Maravai’s principal executive offices no later than the close of business on February 18, 2022 and not earlier than the close of business on

January 19, 2022, assuming Maravai does not change the date of the 2022 annual meeting of shareholders by more than 30 days before or after the anniversary of the 2021 Annual Meeting. If so, Maravai will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of Maravai’s Amended and Restated Bylaws and be submitted in writing to the Secretary at Maravai’s principal executive offices.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board, which is composed of nine directors. Our certificate of incorporation (our “Certificate”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Certificate also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age as of March 24, 2021, and other information for each member of our Board:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Benjamin Daverman	I	43	Director	2020	2021	2024
Susannah Gray	I	60	Director	2020	2021	2024
Carl Hull	I	63	Chief Executive Officer and Chair of the Board	2020	2021	2024
Constantine Mihas	I	54	Director	2020	2021	2024
Sean Cunningham	II	45	Director	2020	2022
Robert B. Hance	II	61	Director	2020	2022
Jessica Hopfield	II	56	Director	2020	2022
Murali K. Prahalad	II	49	Director	2020	2022
Anat Ashkenazi	III	48	Director	2020	2023
Gregory T. Lucier	III	56	Director	2020	2023
Luke Marker	III	36	Director	2020	2023

We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry. The Compensation and Nominating Committee believes that all directors must, at a minimum, meet the criteria set forth in the Board’s Code of Conduct and the Corporate Governance Guidelines, which specify, among other things, that the Compensation and Nominating Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Compensation and Nominating Committee considers a nominee’s differences in gender, ethnicity, tenure, skills and qualifications. The Compensation and Nominating Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Compensation and Nominating Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background and professional expertise, among other factors, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders. The Compensation and Nominating Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

The Compensation and Nominating Committee has determined that all of our directors meet the criteria and qualifications set forth in the Code of Conduct for the Board of Directors, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Maravai and its shareholders, and guide the long-term sustainable, dependable performance of Maravai.

Subject to any earlier resignation or removal in accordance with the terms of our Certificate, bylaws and Director Nomination Agreement (as defined and discussed below) with Maravai Life Sciences Holdings, LLC (“MLSH 1”), Maravai Life Sciences Holdings 2, LLC (“MLSH 2”), GTCR Fund XI/C LP, GTCR Fund XI/B LP, GTCR Co-Invest XI LP, GTCR Partners XI/A&C LP, GTCR Partners XI/B LP and GTCR Investment XI LLC (collectively, “GTCR”), our Class I directors will serve until this first Annual Meeting of shareholders, our Class II directors will serve until the second annual meeting of shareholders, and our Class III directors will serve until the third annual meeting of shareholders. In addition, our Certificate provides that our directors may be removed with or without cause by the affirmative vote of at least a majority of the voting power of our outstanding shares of stock entitled to vote thereon, voting together as a single class for so long as GTCR beneficially owns 40% or more, in the aggregate, of the total number of shares of our common stock then outstanding (“Voting Stock”). If GTCR no longer beneficially in the aggregate (directly or indirectly) 40% or more of our Voting Stock, then our directors may be removed only for cause upon the affirmative vote of at least 66 2⁄3% of the voting power of our outstanding shares of stock entitled to vote thereon.

Director Nomination Agreement

In connection with our initial public offering (our “IPO”), we entered into a Director Nomination Agreement (as further amended and restated, the “Director Nomination Agreement”) with GTCR. The Director Nomination Agreement provides GTCR the right to nominate to the Board a number of designees equal to at least: (i) 100% of the total number of directors comprising the Board, so long as GTCR beneficially owns shares of Class A common stock and Class B common stock representing at least 40% of the total amount of shares of Class A common stock and Class B common stock it owns as of the date of the IPO, (ii) 40% of the total number of directors, in the event that GTCR beneficially owns shares of Class A common stock and Class B common stock representing at least 30% but less than 40% of the total amount of shares of Class A common stock and Class B common stock it owned as of the date of the IPO, (iii) 30% of the total number of directors, in the event that GTCR beneficially owns shares of Class A common stock and Class B common stock representing at least 20% but less than 30% of the total amount of shares of Class A common stock and Class B common stock it owned as of the date of the IPO, (iv) 20% of the total number of directors, in the event that GTCR beneficially owns shares of Class A common stock and Class B common stock representing at least 10% but less than 20% of the total amount of shares of Class A common stock and Class B common stock it owned as of the date of the IPO and (v) one director, in the event that GTCR beneficially owns shares of Class A common stock and Class B common stock representing at least 5% of the total amount of shares of Class A common stock and Class B common stock it owned as of the date of the IPO. In each case, GTCR’s nominees must comply with applicable law and stock exchange rules. In addition, GTCR shall be entitled to designate the replacement for any of its

Board designees whose Board service terminates prior to the end of the director’s term, regardless of GTCR’s beneficial ownership at that time. GTCR shall also have the right to have its designees participate on committees of our Board proportionate to its voting power, subject to compliance with applicable law and stock exchange rules. The Director Nomination Agreement also prohibits us from increasing or decreasing the size of our Board without the prior written consent of GTCR. This agreement will terminate at such time as GTCR beneficially owns less than 5% of the shares of Class A and Class B common stock it beneficially owns as of the date of the IPO.

Shareholder Recommendations for Director Nominees

The Compensation and Nominating Committee will consider shareholder nominations for membership on the Board. For the 2022 Annual Meeting, nominations may be submitted to 10770 Wateridge Circle Suite 200, San Diego, California 92121, Attn: General Counsel and Secretary, and such nominations will then be forwarded to the Chair of the Compensation and Nominating Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on February 18, 2022 and not earlier than the close of business on January 19, 2022. Recommendations must also include certain other procedural requirements as specified in our bylaws.

When filling a vacancy on the Board, the Compensation and Nominating Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Compensation and Nominating Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Compensation and Nominating Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Benjamin Daverman	I	43	Director	2020	2021	2024
Susannah Gray	I	60	Director	2020	2021	2024
Carl Hull	I	63	Chief Executive Officer and Chair of the Board	2020	2021	2024
Constantine Mihas	I	54	Director	2020	2021	2024

Each nominee was recommended for re-election by the Compensation and Nominating Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

The Board Recommends that you vote “FOR” each of the director nominees.

Director Nominees to Serve for a Three-Year Term Expiring at the 2024 Annual Meeting.

Benjamin Daverman has served on our Board and its Compensation and Nominating Committee since our IPO in November 2020 and has served as a member MLSH 1’s board since March 2016. Mr. Daverman joined GTCR in 2008 where he is currently a Managing Director. Prior to joining GTCR, he worked as a Venture Capitalist at Alta Partners, a venture capital firm, as well as an Investment Banking Associate at JMP Securities and an Analyst in the mergers and acquisitions group at J.P. Morgan (formerly Hambrecht & Quist), both investment banking firms. Mr. Daverman holds an MBA from the Wharton School at the University of Pennsylvania and a BA in History from Colgate University. He also holds an MS in Biotechnology from the School of Engineering and Applied Science at the University of Pennsylvania. We determined that Mr. Daverman’s extensive directorship experience with similar companies, and extensive experience in the healthcare, pharmaceutical and life sciences qualifies him to serve as a director on the Board of Directors.

Susannah Gray has served on our Board and as the Chair of its Audit Committee since our IPO in November 2020. Ms. Gray served as the Chief Financial Officer of Royalty Pharma Management LLC (“Royalty Pharma”), a buyer of pharmaceutical royalties, from January 2005 to December 2018. She was promoted to Executive Vice President of Finance and Strategy in December 2018 and retired from Royalty Pharma in September 2019. Prior to Royalty Pharma, Ms. Gray served as a managing director and senior analyst covering the healthcare sector of CIBC World Markets’ high yield group from 2002 to 2004, and also previously served in similar roles at Merrill Lynch and Chase Securities (predecessor of J.P. Morgan Securities). Ms. Gray holds an MBA from Columbia University and a BA in Social Studies from Wesleyan University. We determined that Ms. Gray’s extensive executive experience in the pharmaceutical industry, as well as her financial expertise, qualifies her to serve as a director on the Board of Directors.

Carl Hull has served as our Chief Executive Officer since he co-founded Maravai in March 2014. Mr. Hull has served on our Board since November 2020 and has served as a member of MLSH 1’s board since March 2016. Mr. Hull brings over 35 years of sales, marketing and general management leadership in the diagnostics and life sciences industries. From 2009 to 2012, Mr. Hull was Chief Executive Officer of Gen-Probe Incorporated (“Gen-Probe”), a medical diagnostics company, and served as its Chief Operating Officer from 2007 to 2009. Under Mr. Hull’s leadership, Gen-Probe took full advantage of its core molecular diagnostics and automation strengths and launched several highly innovative products including the PANTHER® molecular diagnostic system and APTIMA® HPV screening assay. During Mr. Hull’s tenure, Gen-Probe extended its recognized leadership position in the most rapidly growing diagnostics market segment and the market capitalization of Gen-Probe doubled, creating nearly $2 billion in value for shareholders and culminating in a successful sale to Hologic, Inc. (“Hologic”) in 2012. Prior to Gen-Probe, Mr. Hull had been in sales, marketing and management positions for Abbott Laboratories, Ventana Medical Systems, Inc. (acquired by Roche Holding AG), Applied Imaging Corp. (now part of Danaher Corporation) and Applied Biosystems Inc. (now part of Thermo Fisher Scientific Inc. (“Thermo Fisher”)), all biomedical technology companies. Mr. Hull serves as Chair of the Board for The Binding Site and is a member of the Board of Ortho Clinical Diagnostics, both leading human diagnostics companies. Mr. Hull holds an MBA from the University of Chicago and a BA in Political Science and International Relations from the Johns Hopkins University. Mr. Hull is a valuable member of our Board due to his experience as our Chief Executive Officer, his executive experience at other biomedical technology companies and his experience as an executive at a publicly-traded company.

Constantine Mihas has served on our Board and as Chair of its Compensation and Nominating Committee since our initial public offering in November 2020 and has served as a member MLSH 1’s board since March 2016. Mr. Mihas joined GTCR in 2001 where he is currently a Managing Director and head of the Healthcare group. Prior to joining GTCR, Mr. Mihas was Chief Executive Officer and co-founder of Delray Farms, LLC (“Delray Farms”), a specialty food retailer. Prior to Delray Farms, Mr. Mihas was with McKinsey & Company, Inc., a consulting firm. Mr. Mihas holds an MBA with distinction from the Harvard Business School and a BS in Finance and Economics from the University of Illinois, Chicago We determined that Mr. Mihas’s directorship experience with similar companies, deep business background, and extensive experience in the healthcare, pharmaceutical and life sciences industries qualifies him to serve as a director on the Board of Directors.

Continuing Directors

Anat Ashkenazi has served on our Board and its Audit Committee since our IPO in November 2020. Ms. Ashkenazi is the Chief Financial Officer of Eli Lilly and Company, where she has worked for over nineteen years. Ms. Ashkenazi joined Eli Lilly in 2001 and has had a diverse career spanning financial, strategy and operations roles. Prior to her current position, Ms. Ashkenazi held roles as the Senior Vice President of Finance of Eli Lilly and as chief financial officer for a number of global divisions within Eli Lilly, including Oncology, Diabetes, Global Manufacturing & Quality and Research & Development. Ms. Ashkenazi holds an MBA from Tel Aviv University and a BA in Economics & Business Administration from the Hebrew University. We determined that Ms. Ashkenazi’s extensive executive experience in the pharmaceutical industry, as well as her financial expertise, qualifies her to serve as a director on the Board of Directors.

Sean Cunningham has served on our Board since our IPO in November 2020 and has served as a member of MLSH 1’s board since March 2016. Mr. Cunningham joined GTCR in 2001 where he is currently a Managing Director. He was previously a consultant with The Boston Consulting Group. Mr. Cunningham holds an MBA from the Wharton School at the University of Pennsylvania as well as a BA and BE in Engineering sciences from Dartmouth College. We determined that Mr. Cunningham’s directorship experience with similar companies and extensive experience in the healthcare and pharmaceutical industries qualifies him to serve as a director on the Board of Directors.

Robert B. Hance has served on our Board since our IPO in November 2020 and has served as a member of MLSH 1’s board since 2017. Mr. Hance is a medical device industry veteran with more than 25 years’ experience and has served as the Chief Executive Officer of Regatta Medical, Inc. (“Regatta Medical”), a medical device company, since 2017. Prior to Regatta Medical from 2013 to 2016, Mr. Hance was Chief Executive Officer of Creganna Medical Devices, Inc. (“Creganna Medical”), a leading supplier to the minimally invasive medical device industry. Creganna Medical was sold to TE Connectivity Ltd. in 2016. From 2012 to 2013, Mr. Hance was an Entrepreneur-in-Residence within the FDA at the Center for Devices and Radiological Health. Prior to his FDA experience, Mr. Hance was President of Abbott Vascular, the cardiovascular device division of Abbott Laboratories, a biomedical company. Mr. Hance holds an MBA from Harvard Business School and a BS in Chemical Engineering from the Massachusetts Institute of Technology. We determined Mr. Hance’s extensive expertise in the medical device and life sciences industry qualifies him to serve as a director on the Board of Directors.

Jessica Hopfield, PhD has served on our Board and its Audit Committee and Compensation and Nominating Committee since our IPO in November 2020. Dr. Hopfield is a scientist and business leader with more than two decades of experience in the medical and healthcare fields. She serves as an independent director on the Board of Directors of Insulet Corporation and Editas Medicine. In addition, she is a strategic advisor and investor in start-up healthcare firms. Dr. Hopfield is a former Partner of McKinsey & Company in its global pharmaceuticals and medical devices practice where she led work in strategy, research and development management, and marketing across pharmaceutical, biotechnology and medical device industries. She also held management positions at Merck Sharp & Dohme Corp., a pharmaceutical company, in clinical development, outcomes research, and marketing. Dr. Hopfield holds a PhD in Biological Sciences from The Rockefeller University, an MBA from Harvard Business School and a BS in Biology from Yale College. We determined that Dr. Hopfield is qualified to serve as a member of our Board because of her extensive experience in the life sciences industry, educational background and service as an independent director to other public companies.

Gregory T. Lucier has served on our Board since our IPO in November 2020 and has served as a member of MLSH 1’s board since January 2020. Mr. Lucier has served as the Chief Executive Officer of Corza Health, Inc. (“Corza Health”), a life sciences company, since 2018 and is a 25-year veteran of the healthcare industry. Prior to Corza Health, Mr. Lucier was Chair and Chief Executive Officer of NuVasive, Inc. (“NuVasive”) from 2015 to 2018. NuVasive is an innovative medical device company specializing in minimally invasive spine surgery. Prior to NuVasive, from 2003 to 2014, Mr. Lucier served as Chair and CEO of Life Technologies, Inc. (“Life Technologies”). Mr. Lucier’s early career included roles as a corporate officer of General Electric Company and as an executive at GE Medical Systems Information Technologies, Inc., a healthcare company. Mr. Lucier serves as a director of Catalent, a global pharmaceutical products manufacturer, Dentsply Sirona Inc., a global provider of professional dental products and technologies, and Berkeley Lights, a life sciences company. He has an MBA from Harvard Business School and a BA in Industrial Engineering from Pennsylvania State University. We determined Mr. Lucier’s extensive experience in the healthcare and medical device industry, in addition to his experience on multiple public and private boards of directors, qualifies him to serve as a director on the Board of Directors.

Luke Marker has served on our Board since our IPO in November 2020 and has served as a member of MLSH 1’s board since 2016. Mr. Marker joined GTCR in 2009 where he is currently a Principal. Prior to joining GTCR, he worked in the investment banking division at Lehman Brothers and Barclays Capital. Mr. Marker holds an MBA with distinction from Harvard Business School and a BA in Mathematics and Economics from Kalamazoo College. We determined that Mr. Marker’s directorship experience with similar companies and extensive experience in the healthcare, pharmaceutical and life sciences industries qualifies him to serve as a director on the Board of Directors.

Murali K. Prahalad has served on our Board since our IPO in November 2020 and has served as a member MLSH 1’s board since August 2016. Dr. Prahalad is currently the President and Chief Executive Officer of Iridia, Inc., a nanotechnology company, and was most recently the President and Chief Executive Officer of Epic Sciences, Inc., a medical diagnostics company, from August 2013 through April 2019. Dr. Prahalad has two decades of experience in the technology and life science industries. From 2007 through 2013, Dr. Prahalad served in multiple roles at Life Technologies, including as Vice President of Corporate Strategy. Before Life Technologies, Dr. Prahalad was Vice President of Business Development at Sequenom, Inc., a biotechnology company. Dr. Prahalad received a PhD in biochemistry and molecular pharmacology as well as an MS in medical sciences from Harvard University. He also holds a BS in Cellular and Molecular Biology and Economics from the University of Michigan. We determined Dr. Prahalad’s extensive experience in the technology and life sciences industry, in addition to his medical expertise and experience on boards of directors, qualifies him to serve as a director on the Board of Directors.

Independence Status

The listing standards of the Nasdaq Global Select Market (“Nasdaq”) require that, subject to specified exceptions, such as those described below under the subsection entitled, “Controlled Company Status”, each member of a listed company’s Audit Committee and Compensation and Nominating Committee be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board has determined that Messrs. Hance and Lucier, Ms. Ashkenazi, Ms. Gray and Drs. Hopfield and Prahalad meet the requirements to be independent directors. In making this determination, our Board considered the relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining his independence, including beneficial ownership of our common stock.

Controlled Company Status

GTCR controls a majority of our outstanding common stock. As a result, we are a “controlled company”. Under Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that, within one year of the date of the listing of our common stock:

1.	we have a board that is composed of a majority of “independent directors”, as defined under the rules of such exchange;

2.	we have a compensation committee that is composed entirely of independent directors; and

3.	we have a nominating and corporate governance committee that is composed entirely of independent directors.

We rely on this exemption. As a result, we may not have a majority of independent directors on our Board. In addition, our Compensation and Nominating Committee may not consist entirely of independent directors or be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Board Meetings and Committees

We closed our initial public offering in November 2020. Our Board was comprised of one director until our initial public offering, so for the year ended December 31, 2020, our Board held only one regular meeting. Our Audit Committee, which was established in connection with the November 2020 IPO, met once during 2020 and our Compensation and Nominating Committee, which was also established in connection with the November 2020 IPO, did not meet during 2020. Directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2020, each director attended at least 75% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served.

Our Board has an Audit Committee and a Compensation and Nominating Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation and Nominating Committee
Carl Hull
Anat Ashkenazi	X
Sean Cunningham
Benjamin Daverman		X
Susannah Gray	X (Chair)
Robert B. Hance
Jessica Hopfield	X	X
Gregory T. Lucier
Luke Marker
Constantine Mihas		X(Chair)
Murali K. Prahalad

Audit Committee

The Audit Committee is responsible for, among other matters:

1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

2.	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

3.	discussing on a periodic basis, or as appropriate, with management, our policies, programs and controls with respect to risk assessment and risk management;

4.

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures as well as critical accounting policies and practices used by us;

5.	reviewing management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

6.	monitoring the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

7.	reviewing management’s report on its assessment of the effectiveness of internal control over financial reporting and any changes thereto;

8.	reviewing the adequacy of our internal control over financial reporting;

9.	establishing policies and procedures for the receipt, retention, follow-up and resolution of accounting, internal controls or auditing matters, complaints and concerns;

10.

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited consolidated financial statements shall be included in our Annual Report on Form 10-K;

11.	monitoring our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;

12.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

13.	annually reviewing and assessing treasury functions including cash management process;

14.	investigating any matters received, and reports to the Board periodically, with respect to ethics issues, complaints and associated investigations;

15.	reviewing the audit committee charter and the committee’s performance at least annually;

16.	consulting with management to establish procedures and internal controls relating to cybersecurity;

17.	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

18.	reviewing and discussing with management our earnings releases and scripts.

Our Board has affirmatively determined that Dr. Hopfield, Ms. Gray and Ms. Ashkenazi meet the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and the applicable Nasdaq listing standards In addition, our Board has determined that Ms. Gray and Ms. Ashkenazi qualify as “audit committee financial experts” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available at our corporate website at investors.maravai.com. Our website is not part of this notice and proxy statement.

Compensation and Nominating Committee

The Compensation and Nominating Committee is responsible for, among other matters:

1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

2.	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

3.	reviewing and approving the compensation of our other executive officers;

4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

5.	conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

6.	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the Nasdaq;

7.	reviewing and establishing our overall management compensation, philosophy and policy;

8.	overseeing and administering our compensation and similar plans;

9.	reviewing and making recommendations to our Board with respect to director compensation;

10.	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;

11.	developing and recommending to our Board criteria for board and committee membership;

12.

subject to the rights of GTCR under the Director Nomination Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

13.	developing and recommending to our Board best practices and corporate governance principles;

14.	developing and recommending to our Board a set of corporate governance guidelines; and

15.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

The Board has adopted a written charter for the Compensation and Nominating Committee, which is available on our corporate website at investors.maravai.com. Our website is not part of this notice and proxy statement.

Board Leadership Structure

The following section describes our Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices. The mix of experienced independent, GTCR-affiliated and management directors that make up our Board, along with the role of our Chair of the Board and our Board committee composition, benefits Maravai and its shareholders.

Independence; Board Mix

Our Board has an effective mix of independent and management directors. Our Board includes six independent directors, our Chief Executive Officer, Carl Hull, and four representatives from our majority shareholder, GTCR.

Chair of the Board/CEO

With respect to the roles of Chair of the Board and CEO, the corporate governance guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Mr. Hull has been our Chair of the Board and CEO since our IPO. The Board believes that combining the roles of Chair of the Board and CEO is currently the most effective leadership structure because Mr. Hull has extensive knowledge and experience in a variety of relevant areas acquired through his professional and other experiences. This knowledge and experience give Mr. Hull the insight necessary to combine the responsibilities of strategic development and execution along with management of day-to-day operations.

Self-Evaluation

Our Compensation and Nominating Committee was established at the time of our IPO in November 2020. Going forward, our Compensation and Nominating Committee will conduct an annual performance evaluation to determine whether the Board, its committees, and the directors are functioning effectively. We expect that this will include survey materials as well as individual conversations between each director and the Chair of the Board. The evaluation will focus on the Board’s and the committees’ contributions to Maravai, with an enhanced focus on areas in which the Board or management believes that the Board could improve.

As part of the annual Board self-evaluation, the Board will evaluate whether the current leadership structure continues to be appropriate for Maravai and its shareholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.

Hedging Transactions

Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including hedging or monetization transaction mechanisms including such as the use of financial instruments including, for example, prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.

While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee monitors our major financial and security risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. In particular, our Audit Committee is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to Maravai. Our Audit Committee also monitors compliance with legal and regulatory requirements and management provides our Audit Committee periodic reports on our compliance programs. Our Compensation and Nominating Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs. In addition, our Compensation and Nominating Committee oversees our major corporate governance risks. We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes.

In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. Further, our Board has been closely monitoring the rapidly evolving COVID-19 pandemic, its potential effects on our business, and risk mitigation strategies.

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit related risks.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of ethics is available on our website at investors.maravai.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the members of our Board and the Board or compensation committee of any other company.

Communications by Shareholders and Other Interested Parties with the Board

Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management or non-GTCR directors as a group, by sending regular mail to:

Maravai LifeSciences Holdings, Inc.

10770 Wateridge Circle Suite 200

San Diego, California 92121

ATTN: Board of Directors

c/o General Counsel and Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Maravai will receive the communications and process them before forwarding them to the addressee. Maravai may also refer communications to other departments within Maravai. Maravai generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Maravai.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Maravai as of March 31, 2021:

Name	Age	Position
Carl Hull	63	Chief Executive Officer
Eric Tardif	52	President
Kevin Herde	49	Chief Financial Officer
Brian Neel	45	Chief Operating Officer, Nucleic Acid Production
Christine Dolan	53	Chief Operating Officer, Biologics Safety Testing
Lisa Sellers	49	Chief Operating Officer, Protein Detection
Kurt Oreshack	41	General Counsel and Secretary

Carl Hull is the Chief Executive Officer and Chair of our Board. His biography can be found above under “Board of Directors and Corporate Governance – Director Nominees to Serve for a Three-Year Term Expiring at the 2024 Annual Meeting.”

Eric Tardif has served as our President since he co-founded Maravai in March 2014. Prior to co-founding Maravai, he led corporate development and corporate strategy at Gen-Probe Incorporated. Following the acquisition of Gen-Probe by Hologic, a medical technology company, in 2012, Mr. Tardif was promoted to lead corporate strategy for Hologic. Mr. Tardif began his career as an investment banker executing mergers and acquisitions at investment banking firms Merrill Lynch, Piper Jaffray and Morgan Stanley, with a focus on medical device companies, particularly in the life sciences tools and diagnostics segments. Mr. Tardif has a Master of Science in Finance from Boston College, an MBA from University of British Columbia and a BA in Business Administration from Major Bishops University.

Kevin Herde has served as our Chief Financial Officer since May 2017. Prior to joining Maravai, he served as Executive Vice President and Chief Financial Officer at Sorrento Therapeutics, Inc., a biopharmaceutical company, from April 2016 to May 2017 and as Vice President of Global Blood Screening at Hologic from January 2015 to February 2016. Mr. Herde also served as Vice President, Finance and Corporate Controller at Gen-Probe prior to its acquisition by Hologic in 2012. Mr. Herde began his career at KPMG. Mr. Herde holds a BBA in Business Administration from University of San Diego and is a certified public accountant in California (inactive).

Brian Neel has served as the Chief Operating Officer for our Nucleic Acid Production business segment since October 2017. Prior to joining Maravai, Mr. Neel was Vice President of Operations of Codex DNA, Inc. (formerly Synthetic Genomics DNA) (“Codex”), a biological equipment company, from May 2016 to October 2017. Prior to joining Codex, Mr. Neel was Vice President of Operations of GenMark Diagnostics, Inc. (“Genmark”), a molecular diagnostics company, from 2014 to 2016. Prior to joining GenMark, Mr. Neel was the Site Manufacturing Operations Leader at Thermo Fisher Scientific (formerly Life Technologies) from January 2013 to June 2014. Prior to joining Thermo Fisher, Mr. Neel was a Global Operations Associate Director and Manufacturing Operations Leader at Life Technologies, a global life sciences company that was ultimately purchased by Thermo Fisher in 2014, for over eleven years. Mr. Neel holds a BS in Microbiology from the University of Missouri.

Christine Dolan has served as the Chief Operating Officer of our Biologics Safety Testing business segment since October 2017. Prior to joining Maravai, Ms. Dolan held several operational and business leadership roles including Senior Vice President of Product Development, VP of Global Operations and VPGM of Development and Analytical Services at Catalent Pharma Solutions, where Ms. Dolan worked for over eight years. Prior to joining Catalent Pharma Solutions, Ms. Dolan was Director of Nuclear Operations and Global Quality Control at GE Healthcare and Amersham Health where she worked in progressive management roles for a total of over thirteen years. Ms. Dolan holds a BS in Biology from Lenoir-Rhyne College.

Lisa V. Sellers has served as the Chief Operating Officer of our Protein Detection business segment since August 2020. With over 20 years of experience, Dr. Sellers is an experienced general manager and commercial executive. Prior to joining Maravai, Dr. Sellers was Vice President of Marketing at 10X Genomics, Inc. (“10X”). Prior to 10X, Dr. Sellers led global reagent and instrumentation businesses within Applied Biosystems, Life Technologies and then Thermo Fisher Scientific. While at Thermo Fisher, Dr. Sellers also led B2B business development and sales channels to supply and out-license a portfolio of genetic analysis products and IP to the molecular diagnostic market. Dr. Sellers received her PhD in Chemistry from the University of Colorado at Boulder and her BS in Chemistry from Santa Clara University.

Kurt Oreshack has served as our General Counsel since November 2020. Prior to joining Maravai, Mr. Oreshack was a partner in the law firm of Breakwater Law Group, LLP in Solana Beach, CA, practicing in the field of corporate and securities law. Prior to joining Breakwater Law Group, Mr. Oreshack was the General Counsel of Human Longevity, Inc., a San Diego-based genomic research and in vitro diagnostics company, from June 2015 through September 2017. After leaving Human Longevity, Mr. Oreshack practiced law individually and as General Counsel in Residence at the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP in San Diego, CA until joining Breakwater Law Group in January 2019. Mr. Oreshack received a JD from the University of Notre Dame Law School and a BA from Loyola University Chicago. He is a member of the State Bar of California.

EXECUTIVE AND DIRECTOR COMPENSATION

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to the following “Named Executive Officers,” who are the individuals who served as our principal executive officer during 2020 and the next two most highly compensated executive officers at the end of the fiscal year ended December 31, 2020. For the fiscal year ended December 31, 2020, our Named Executive Officers and their principal positions were as follows:

Named Executive Officer	Principal Position
Carl Hull	Chief Executive Officer
Eric Tardif	President and Executive Vice-President, Corporate Development
Brian Neel	Chief Operating Officer, Nucleic Acid Production

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

Name and principal position	Year	Salary	Option Awards(1)	Nonequity incentive plan compensation(2)	All Other Compensation(3)	Total
Carl Hull,	2020	$500,000	$874,160	$750,000	—	$2,124,160
Chief Executive Officer	2019	$485,417	$1,743,000	$600,000	—	$2,828,417

Eric Tardif,	2020	$404,882	$874,160	$608,756	$8,550	$1,896,348
President and Executive Vice-President,
Corporate Development(4)

Brian Neel,	2020	$328,609	$874,160	$649,943	$8,550	$1,861,262
Chief Operating Officer, Nucleic Acid Production	2019	$314,673	$428,000	$142,436	$8,400	$893,509

(1)

The amounts reported in the Option Awards column represent the grant date fair value of, for 2020, stock options with respect to our Class A common stock and, for 2019, the incentive units in MLSH 1, in each case, granted to the Named Executive Officers as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. The assumptions used in calculating the grant date fair value of the stock options with respect to our Class A common stock and the incentive units in MLSH 1 reported in the Option Awards column are set forth in Note 10 to the consolidated financial statements included in our Annual Report Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus. The amounts reported in this column reflect the accounting cost for these incentive units and stock options and do not correspond to the actual economic value that may be received by the Named Executive Officers for the incentive units. See “Narrative Disclosure to Summary Compensation Table—Equity Incentives” below for additional details.

(2)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect bonuses paid to the Named Executive Officers under our bonus plan, for 2020, with respect to the fiscal year ended

December 31, 2020, and for 2019, with respect to the fiscal year ended December 31, 2019. Please see the section entitled “Narrative Disclosure to Summary Compensation Table—Employment Agreements” below for additional details.
(3)

The amounts reported in the All Other Compensation column reflect 401(k) plan matching contributions made on behalf of the Named Executive Officers, for 2020, during the fiscal year ended December 31, 2020 and, for 2019, during the fiscal year ended December 31, 2019. See below under “Additional Narrative Disclosure—Retirement Benefits” for additional information regarding 401(k) plan contributions.

(4)	Mr. Tardif was not a named executive officer for the fiscal year ended December 31, 2019; therefore, we did not include his 2019 compensation.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers that provide for annual base salary, target bonus opportunity, paid vacation, reimbursement of reasonable business expenses and eligibility to participate in our benefit plans generally.

Base Salaries: Messrs. Hull’s, Tardif’s and Neel’s annualized base salaries at the end of the 2020 fiscal year were $500,000, $407,783 and $333,238, respectively.

Bonus Plan: Messrs. Hull’s, Tardif’s and Neel’s target annual bonuses were 100%, 75% and 40% of base salary, respectively. For the 2020 fiscal year, Messrs. Hull, Tardif and Neel received bonus payments (inclusive of the amounts payable pursuant to the supplemental bonus plan described below) of $750,000, $608,756 and $649,943, respectively, based in part on pre-established company performance metrics and based in part on individual achievement. The pre-established company performance metrics for the 2020 fiscal year consisted of Revenue (weighted 30%), Adjusted EBITDA (weighted 50%), and achievement of corporate initiatives (weighted 20%). Additionally, the Board approved a supplemental bonus plan for fiscal year 2020, which was funded based on the Company’s achievement of Adjusted EBITDA above certain thresholds. Mr. Tardif and Mr. Neel received supplemental bonus payments of $150,000 and $450,000, respectively. For the 2020 fiscal year, we achieved the pre-established company performance metrics at 172% of target under our original bonus plan and 245% of target under our supplemental bonus plan. Under our original bonus plan, the company performance metric score was then adjusted based on individual achievement to yield total achievement scores, which corresponded to payouts of 150% of target for Mr. Hull, 151% of target for Mr. Tardif and 152% of target for Mr. Neel.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, certain non-cash items and other adjustments that we do not consider in our evaluation of ongoing operating performance from period to period.

Severance Benefits: The employment agreements also provide for certain severance benefits upon a resignation by the applicable Named Executive Officer for “good reason” or upon a termination by the Company without “cause.” Please see the section entitled “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits provided to our Named Executive Officers under the employment agreements.

Equity Incentives

Incentive Units

Historically, we have offered equity incentives to our Named Executive Officers through grants of incentive units in MLSH 1. Certain of these incentive unit awards are subject to time-based vesting requirements and are subject to accelerated vesting upon the occurrence of certain terminations of employment and certain change-in-control events, and the remaining incentive unit awards are subject to market and performance-based vesting requirements and terminate if such performance-based vesting requirements are not met upon certain change-in-control events. As anticipated, the consummation of our IPO did not trigger accelerated vesting of any of the incentive units in MLSH 1 that are subject to time-based vesting requirements; however, as we expected the vesting of the incentive units subject to performance-based vesting requirements were accelerated as a result of the IPO. See below under “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” for additional information regarding the circumstances that could result in accelerated vesting of these awards.

Stock Options

In connection with our IPO, we granted certain employees, including our Named Executive Officers, stock options with respect to our Class A common stock pursuant to our 2020 Omnibus Incentive Plan. These stock option awards vest over four years with 25% vesting on the first anniversary of the grant date and the remaining portion of the award vesting monthly over the three-year period thereafter, subject to the recipient’s continued employment through each vesting date. These stock options were issued with an exercise price equal to the IPO price of $27.00 per share. See below under “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” for additional information regarding the circumstances that could result in accelerated vesting of these awards.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes, for each of the Named Executive Officers, the number of stock options with respect to our Class A common stock and incentive units in MLSH 1 held as of December 31, 2020.

Name(1)	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)		Option expiration date
Carl Hull
Stock Options	11/19/2020		60,000	(2)	27.00		11/19/2030
MLSH 1 Incentive Units	3/18/2014	328,541	64,000	(3)	N/A	(7)	N/A	(7)
MLSH 1 Incentive Units	6/20/2019	44,000	56,000	(4)	N/A	(7)	N/A	(7)

Eric Tardif
Stock Options	11/19/2020		60,000	(2)	27.00		11/19/2030
MLSH 1 Incentive Units	3/18/2014	185,016	32,000	(3)	N/A	(7)	N/A	(7)

Brian Neel
Stock Options	11/19/2020		60,000	(2)	27.00		11/19/2030
MLSH 1 Incentive Units	12/27/2017	51,000	14,000	(5)	N/A	(7)	N/A	(7)
MLSH 1 Incentive Units	12/13/2019	4,000	16,000	(6)	N/A	(7)	N/A	(7)

(1)

This table reflects information regarding stock options with respect to our Class A common stock and incentive units in MLSH 1 granted to our Named Executive Officers that were outstanding as of December 31, 2020. For more information on these stock options and incentive units, see “Narrative Disclosure to Summary Compensation Table—Equity Incentives” above.

(2)

Under the terms of the applicable stock option award agreement, these stock options vest 25% on the first anniversary of the grant date and monthly thereafter over the next three years subject to such executive’s continued employment through each vesting date.

(3)

Under the terms of the applicable incentive unit award documentation, these incentive units will vest on April 5, 2021, so long as Mr. Hull or Mr. Tardif, as applicable, remains employed through such date, and vesting of such incentive units accelerates upon a qualifying sale of MLSH 1.

(4)

Under the terms of the applicable incentive unit award documentation, these incentive units will vest in equal installments on June 20 of each of 2021, 2022, 2023 and 2024, so long as Mr. Hull remains employed through such dates, and vesting of such incentive units accelerates upon a qualifying sale of MLSH 1.

(5)

Under the terms of the applicable incentive unit award documentation, these incentive units will vest in equal installments on October 16 of each of 2021 and 2022, so long as Mr. Neel remains employed through such dates, and vesting of such incentive units accelerates upon a qualifying sale of MLSH 1.

(6)

Under the terms of the applicable incentive unit award documentation, these incentive units will vest in equal installments on December 13 of each of 2021, 2022, 2023 and 2024, so long as Mr. Neel remains employed through such dates, and vesting of such incentive units accelerates upon a qualifying sale of MLSH 1.

(7)	These equity awards are not traditional options and, therefore, there is no exercise price or option expiration date associated with them.

Additional Narrative Disclosure

Retirement Benefits

We do not have a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the Named Executive Officers, can make voluntary pre-tax contributions. We match 50% of elective deferrals up to 6% of elective deferrals for all participants. These matching contributions are vested or vest based on the participant’s length of service with us, becoming fully vested on the fourth anniversary of the participant’s date of hire. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living.

Employee Stock Purchase Plan

We also maintain the 2020 Employee Stock Purchase Plan (“ESPP”). The ESPP authorizes the grant of options to employees, which due to our “Up-C” structure is not currently tax-qualified under Section 423 of the Code. Each offering period is approximately twenty-four months in duration commencing on each May 1 and November 1 of each year during the term of the ESPP. The ESPP allows participants to purchase common stock through payroll deductions of up to 15% of their eligible compensation. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the grant date or purchase date. As of December 31, 2020, no shares of common stock have been purchased under our ESPP.

Potential Payments Upon Termination or Change in Control

A Named Executive Officer’s outstanding incentive units in MLSH 1 that vest based on time will become 100% vested upon a “sale” of MLSH 1, which is generally the sale of (i) MLSH 1’s equity securities pursuant to which an independent third party or parties acquires a majority of the equity securities or voting power to elect a majority of the board of directors of MLSH 1 or (ii) all or substantially all of MLSH 1’s assets on a consolidated basis.

Stock options held by our Named Executive Officers will become 100% vested and exercisable if such executive’s employment is terminated by us without “cause” or by the executive for “good reason”, each as defined in the executive’s employment agreement, within one year following a “change in control” of the Company, as defined in our 2020 Omnibus Incentive Plan

Our Named Executive Officers’ employment agreements provide that upon a termination by us for any reason other than for “cause” or upon a resignation by such Named Executive Officer for “good reason,” each as defined therein, subject to the execution and delivery of a fully effective release of claims, as prepared by the Company, and continued compliance with applicable restrictive covenants, Mr. Hull and Mr. Tardif will receive salary continuation payments equal to 100% of base salary, a prorated target bonus, and COBRA premium reimbursement for 12 months, and Mr. Neel will receive salary continuation payments equal to 75% of base salary and COBRA premium reimbursement for 9 months. If such conditions occur during the 12-month period following a “change in control” of the Company, as defined therein, then Mr. Hull will receive salary continuation payments equal to 200% of base salary, plus an amount equal to two times his target annual bonus, and COBRA premium reimbursement for up to 18 months, and Mr. Neel and Mr. Tardif will receive salary continuation payments equal to 100% of base salary plus, for Mr. Tardif, his target annual bonus, and COBRA premium reimbursement for up to 12 months.

The employment agreements also contain certain restrictive covenants, including provisions that create restrictions, with certain limitations, on our Named Executive Officers competing with Maravai and its subsidiaries during the term of the Named Executive Officer’s employment with the Company and soliciting any customers or other business relations or soliciting or hiring employees of Maravai and its subsidiaries, in each case, during the term of the Named Executive Officer’s employment with the Company and for the one-year period following termination of employment.

Non-Employee Director Compensation Policy

Prior to the IPO, we did not have a formal policy with respect to compensating our non-employee directors for service as directors. Prior to the IPO, each of Messrs. Hance, Lucier and Prahalad was subject to an investment and director compensation agreement with MLSH 1, pursuant to which they have been granted restricted incentive units in MLSH 1 and were entitled to director fees ($10,000 per meeting attended in person and $5,000 per meeting attended telephonically) and reimbursement of expenses incurred in connection with their service.

Since the completion of the IPO, our non-employee directors have been eligible to receive the annual cash retainers listed below for their service on our Board. The non-employee directors who are employees of GTCR or its affiliates have agreed or are otherwise obligated to transfer all or a portion of the compensation they receive for their service as directors to GTCR or its affiliates. The retainers will be paid in four equal quarterly installments and prorated for any partial year of service on our board of directors.

Position	Retainer ($)
Board Member	40,000

Audit Committee:
Chair	20,000
Committee Member	10,000

Compensation and Nominating Committee:
Chair	25,000
Committee Member	12,500

All non-employee directors are also reimbursed for their reasonable expenses to attend meetings of our Board and related committees and otherwise attend to our business.

The following table presents the total compensation for each person who served as a non-employee member of our Board during 2020. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board in 2020. Mr. Hull, our Chief Executive Officer, receives no compensation for service as a director and, consequently, is not included in this table. The compensation received by Mr. Hull as an employee of the Company is presented in “—Summary Compensation Table.”

Director Compensation

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)
Anat Ashkenazi(3)	5,770	320,004	325,774
Sean Cunningham	4,616	—	4,616
Benjamin Daverman	6,058	—	6,058
Susannah Gray(3)	6,924	320,004	326,928
Robert B. Hance(4)	4,616	320,004	324,620
Jessica Hopfield(3)	7,212	320,004	327,216
Gregory T. Lucier(3)	4,616	320,004	324,620
Luke Marker	4,616	—	4,616
Constantine Mihas	7,500	—	7,500
Murali K. Prahalad(5)	4,616	320,004	324,620

(1)	The amounts in this column represent the portion of quarterly fees paid in January 2021 attributable to board service from November 19, 2020 through December 31, 2020.
(2)

The amounts in this column reflect the grant date fair value of restricted stock units granted in connection with our IPO, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. The assumptions used in calculating the grant date fair value of the restricted stock units with respect to our Class A common stock reported in the Stock Awards column are set forth in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated herein by reference. These awards will vest annually over three years from the grant date subject to the recipients continuous service on the Board through each vesting date. The members of our Board who are employees of GTCR or its affiliates are not eligible to receive stock awards in connection with their service as members of our Board.

(3)

As of December 31, 2020, each of Ms. Ashkenazi, Ms. Gray, Ms. Hopfield, and Mr. Lucier held 11,852 unvested restricted stock units with respect to our Class A common stock, which will vest in equal installments on each of November 19, 2021, 2022 and 2023, subject to such director’s continued service.

(4)

As of December 31, 2020, Mr. Hance held (i) 6,000 vested incentive units and 4,000 unvested incentive units (which will vest in equal installments, subject to Mr. Hance’s continued service, on January 1 of 2021 and 2022) in MLSH 1 and (ii) 11,852 unvested restricted stock units with respect to our Class A common stock, which will vest in equal installments on each of November 19, 2021, 2022 and 2023, subject to Mr. Hance’s continued service.

(5)

As of December 31, 2020, Dr. Prahalad held 8,000 vested incentive units and 2,000 unvested incentive units (which will vest, subject to Dr. Prahalad’s continued service, on August 3, 2021) in MLSH 1 and 11,852 unvested restricted stock units with respect to our Class A common stock, which will vest in equal installments on each of November 19, 2021, 2022 and 2023 subject to Mr. Prahalad’s continued service.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies for Approval of Related Party Transactions

We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

•	the benefits to us of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.

In addition, under our Code of Ethics our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Related Party Transactions

Other than compensation arrangements for our directors and named executive officers, which are described in the section entitled “Executive Compensation”, below we describe transactions during the fiscal year ended December 31, 2020 to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Amended and Restated Operating Agreement

In connection with the completion of the IPO, we amended and restated Maravai Topco Holdings, LLC’s (“Topco LLC”) operating agreement, which we refer to as the “LLC Operating Agreement.” The operations of Topco LLC and the rights and obligations of the LLC Unitholders are set forth in the LLC Operating Agreement.

Tax Receivable Agreement

We are party to a Tax Receivable Agreement with MLSH 1 and MLSH 2 that provide for the payment from time to time by us to MLSH 1 and MLSH 2, collectively, of 85% of the amount of the benefits, if any, that we realize or, under certain circumstances, are deemed to realize as a result of (i) certain increases in the tax basis of assets of Topco LLC and its subsidiaries resulting from purchases or exchanges of LLC Units, (ii) certain tax attributes of the Blocker Entities, Topco LLC and subsidiaries of Topco LLC that existed prior to this offering and (iii) certain other tax benefits related to our entering into the Tax Receivable Agreement, including tax benefits attributable to payments that we make under the Tax Receivable Agreement. These payment obligations are obligations of Maravai LifeSciences Holdings, Inc. and not of Topco LLC. No payments were made under the Tax Receivables Agreement during the year ended December 31, 2020.

Exchange Agreement

We are party to an Exchange Agreement with MLSH 1 pursuant to which MLSH 1 is entitled to exchange LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis or, at our election, for cash, from a substantially concurrent public offering or private sale (based on the price of our Class A common stock in such public offering or private sale).

Director Nomination Agreement

For more information on the Director Nomination Agreement that we are party to with GTCR, see “Board of Directors and Corporate Governance—Director Nomination Agreement.” Sean Cunningham, Benjamin Daverman, Luke Marker and Constantine Mihas, four of our current directors, are employed as a Managing Director, Managing Director, Principal and Managing Director, respectively, of GTCR.

Registration Rights Agreement

We are a party to a registration rights agreement with MLSH 1 and MLSH 2. MLSH 1 and MLSH 2 are entitled to request that we register their shares of capital stock on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” MLSH 1 and MLSH 2 will be entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We will pay expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (1) shares of our Class A common stock held by MLSH 1 and MLSH 2 and their affiliates, and (2) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the Class A common stock described in clause (1) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act or repurchased by us or our subsidiaries. In addition, with the consent of the company and holders of a majority of Registrable Securities, certain Registrable Securities will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

Indemnification of Officers and Directors

We are party to indemnification agreements with each of our officers, directors and director nominees. The indemnification agreements provide the officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing agreements, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Relationship with GTCR

We previously utilized GTCR, who controls the vote of all matters submitted to a vote of our stockholders, for certain services pursuant to an advisory services agreement. Under the agreement, GTCR provided us with financial and management consulting services in the areas of corporate strategy, budgeting for future corporate investments, acquisition and divestiture strategies and debt and equity financings. We paid a $0.1 million quarterly management fee to GTCR for these services. We also reimbursed GTCR for out-of-pocket expenses incurred while providing these services. The advisory services agreement also required that we pay placement fees to GTCR of 1.0% of the gross amount of any debt or equity financings, including the IPO. The advisory services agreement terminated in connection with the IPO.

We paid GTCR $4.2 million, $0.5 million, and $0.5 million in each of the years ended December 31, 2020, 2019, and 2018, respectively, for services in connection with the advisory services agreement. We may continue to engage GTCR from time to time, subject to compliance with our related party transactions policy.

During the year ended December 31, 2018, $52.0 million of capital distributions were made to certain legacy unit holders of MLSC Holdings, LLC (“MLSC”), the parent entity of Cygnus, including GTCR. The 2018 distribution was treated as a preferred return of capital per the terms of the MLSC limited liability company agreement. There were no such distributions made during the year ended December 31, 2019. A tax distribution of $0.3 million was made to the non-controlling interest holders of MLSC during the year ended December 31, 2020.

In October 2020, we paid GTCR a placement fee of $3.7 million in connection with our entry into our new Credit Agreement dated October 19, 2020.

Payments made to and from MLSH 1 and MLSH 2 in Connection with the IPO

In November 2020, we received net proceeds of approximately $1.8 billion after deducting underwriting discounts and commissions from our IPO, of which $1.5 billion was used to purchase 59,526,715 of LLC units in Topco LLC from MLSH 1, $208.1 million was used to pay MLSH 2 as consideration for certain mergers related to various reorganizational transactions effected in connection with our IPO, and $33.7 million was used to acquire 1,319,148 outstanding shares of Class A common stock from MLSH 2.

In addition, in connection with the various reorganizational transactions effected in connection with our IPO, we sold shares of Class B common stock to MLSH 1 for $1.7 million and made capital distributions of $88.6 million and tax distributions of $8.2 million to MLSH 1 for the year ended December 31, 2020.

Lease Arrangements

Cygnus Technologies, a subsidiary of MLSC, has an ongoing lease agreement for facilities in Southport, NC with an entity controlled by a close relative of the president of Cygnus Technologies. The close relative was also previously an employee of Cygnus Technologies who terminated their employment during the year ended December 31, 2018. The president of Cygnus Technologies also personally financed a loan to this entity, which was used to acquire the property leased by Cygnus Technologies. The lease terms are considered to be consistent with market rates.

Cygnus Technologies paid $0.2 million of rent under this lease agreement for each of the years ended December 31, 2020, 2019 and 2018.

Noncontrolling Interests

The noncontrolling interests in MLSC, the parent of Cygnus Technologies, represents equity interest that was retained by the unit holders of the MLSC entity prior to its acquisition by Maravai. The president of Cygnus Technologies and his affiliated entity are the holders of the noncontrolling interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our Class A common stock and Class B common stock as of March 31, 2021 for:

•	each person or group known to us who beneficially owns more than 5% of our Class A common stock or Class B common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

The numbers of shares of Class A common stock and Class B common stock (together with the same amount of LLC Units) beneficially owned and percentages of beneficial ownership are based on based on 96,646,515 shares of Class A common stock and 160,974,129 shares of Class B common stock outstanding as of March 31, 2021. This number excludes 160,974,129 shares of Class A common stock issuable in exchange for LLC Units and upon conversion of shares of our Class B common stock, each as described under “Certain Relationships and Related Party Transactions—Amended and Restated Operating Agreement.” If all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted, we would have 257,620,644 shares of Class A common stock outstanding as of March 31, 2021.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or restricted stock units (“RSUs”) that are currently exercisable or exercisable or will vest within 60 days of March 31, 2021 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Maravai LifeSciences Holdings, Inc., 10770 Wateridge Circle Suite 200, San Diego, California, 92121. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares Beneficially Owned
	Class A Common Stock(1)		Class B Common Stock(1)
Name of Beneficial Owner	Shares	%	Shares	%	Voting %
GTCR(2)	27,646,515	28.61%	160,974,129	100%	73.22%
FMR LLC(3)	5,706,561	5.90%	—	—	2.22%
Vanguard Group Inc.(4)	4,713,452	4.88%	—	—	1.83%
D1 Capital Partners L.P.(5)	5,930,000	6.14%	—	—	2.30%
Named Executive Officers and Directors
Carl Hull	35,000	*	—	—	*
Eric Tardif	—	—	—	—	—
Brian Neel	—	—	—	—	—
Anat Ashkenazi	11,852	*	—	—	*
Sean Cunningham	—	—	—	—	—
Benjamin Daverman	—	—	—	—	—
Susannah Gray	31,852	*	—	—	*
Robert B. Hance	21,852	*	—	—	*
Jessica Hopfield	61,852	*	—	—	*
Gregory T. Lucier	26,852	*	—	—	*
Luke Marker	—	—	—	—	—
Constantine Mihas	—	—	—	—	—
Murali K. Prahalad	29,852	*	—	—	*
All executive officers and directors as a group (17 individuals)	271,888	*	—	—	*

(1)

Each share of Class A common stock and Class B common stock entitles the registered holder thereof to one vote and each share on all matters presented to shareholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock will vote as a single class on all matters except as required by law or the certificate of incorporation.

(2)

Represents 27,646,515 shares of Class A common stock held directly by MLSH 2 and 160,974,129 shares of Class B common stock held directly by MLSH 1. MLSH 1 and MLSH 2 are each managed by a board of managers. GTCR Fund XI/C LP controls the board of managers of MLSH 2. GTCR Fund XI/B LP and GTCR Co-Invest XI LP control the board of managers of MLSH 1. This number excludes 168,654,981 shares of Class A common stock issuable in exchange for LLC Units held by MLSH 1. GTCR Partners XI/A&C LP is the general partner of GTCR Fund XI/C LP. GTCR Partners XI/B LP is the general partner of GTCR Fund XI/B LP. GTCR Investment XI LLC is the general partner of each of GTCR Co-Invest XI LP, GTCR Partners XI/A&C LP and GTCR Partners XI/B LP. GTCR Investment XI LLC is managed by a board of managers (the “GTCR Board of Managers”) consisting of Mark M. Anderson, Craig A. Bondy, Aaron D. Cohen, Sean L. Cunningham, Benjamin J. Daverman, David A. Donnini, Constantine S. Mihas and Collin E. Roche, and no single person has voting or dispositive authority over the Class A common stock or Class B common stock. Each of GTCR Partners XI/A&C LP, GTCR Investment XI LLC and the GTCR Board of Managers may be deemed to share beneficial ownership of the shares held of record by MLSH 2, each of GTCR Partners XI/B LP, GTCR Investment XI LLC and the GTCR Board of Managers may be deemed to share beneficial ownership of the shares held of record by MLSH 1 and each of the individual members of the GTCR Board of Managers disclaims beneficial ownership of the shares held of record by MLSH 1 and MLSH 2 except to the extent of his pecuniary interest therein. The address for each of MLSH 1, MLSH 2, GTCR Fund XI/C LP, GTCR Fund XI/B LP, GTCR Co-Invest XI LP, GTCR Partners XI/A&C LP, GTCR Partners XI/B LP and GTCR Investment XI LLC is 300 North LaSalle Street, Suite 5600, Chicago, IL, 60654, and their telephone number is (312) 382-2200.

(3)

Based upon information reported by way of a Schedule 13G filed by FMR LLC with the SEC on February 8, 2021. Represents 5,706,561 shares of Class A common stock held directly by FMR LLC and Abigail P. Johnson. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. This footnote reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). This footnote does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998). The address for FMR LLC is 245 Summer Street, Boston, MA 02210 and its telephone number is (617) 570-6339. The address for Abigail P. Johnson is 245 Summer Street, Boston, MA 02210 and her telephone number is (617) 570-6339.

(4)

Based upon information reported by way of a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2021. Represents 4,713,452 shares of Class A common stock beneficially owned by the following subsidiaries of The Vanguard Group: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited. The Vanguard Group has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 0, 10,716, 4,701,114 and 12,338 shares of Class A common stock, respectively, listed in the table above. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355 and its telephone number is (610) 669-1000.

(5)

Based upon information reported by way of a Schedule 13G filed by D1 Capital Partners L.P. (the “Investment Manager”) with the SEC on February 16, 2021. Represents 5,930,000 shares of Class A common stock held directly by the Investment Manager and Mr. Daniel Sundheim. The Investment Manager is a registered investment adviser and serves as the investment manager of private investment vehicles and accounts, including D1 Capital Partners Master LP (the “Investment Vehicle”). Mr. Sundheim may be deemed to beneficially own the reported securities by virtue of the fact that Mr. Sundheim indirectly controls the Investment Manager. The Investment Manager and Mr. Sundheim have shared voting power and shared dispositive power over 5,930,000 shares of Class A common stock listed in the table above. The address for the Investment Manager and Mr. Sundheim is 9 West 57th Street, 36th Floor, New York, NY 10019 and their telephone number is (212) 390-9100.

PROPOSAL 2—ADVISORY VOTE REGARDING RETENTION OF THE CLASSIFIED STRUCTURE OF OUR BOARD

Background of the Proposal

In accordance with our Certificate, and as permitted under the General Corporation Law of the State of Delaware (the “DGCL”), our Board is divided into three classes. Our current classified Board structure has been in place since our IPO. At each annual meeting of shareholders, commencing with this 2021 Annual Meeting, each director is elected to serve a term of three years, with each director’s term expiring at the third succeeding annual meeting of shareholders held after the director’s election. The directors designated as Class I have terms expiring at the 2021 Annual Meeting; the directors designated as Class II have terms expiring at the 2022 annual meeting of shareholders; and the directors designated as Class III have terms expiring at the 2023 annual meeting of shareholders.

At the time of our IPO, the Board believed that a classified Board structure was an important piece of the Company’s governance structure in order to promote continuity and stability, and was in the best interests of the Company and its shareholders. The Board also believed that the classified Board structure would protect the Company against unfair or abusive takeover practices following the IPO and, given the nature of the Company (as discussed in more detail below), protect the long-term value of the Company. At the same time, the Board recognized that some investors may view classified boards as having the effect of reducing the accountability of directors to shareholders because classified boards limit the ability of shareholders to elect all directors on an annual basis. Accordingly, at this Annual Meeting, the Company is asking our shareholders to vote, on an advisory basis, whether to retain the classified Board structure.

If this proposal is approved by the holders of a majority of shares of the Company’s common stock voting on the proposal at the Annual Meeting, then the Company will retain a classified Board. However, if a majority of shares of the Company’s common stock voting on the proposal at the Annual Meeting vote against the proposal, then this proposal would not by itself declassify or begin the declassification of the Board. Instead, rejection of the proposal would only advise the Board that a majority of our shareholders voting at the Annual Meeting desire to end the classified Board structure. Consistent with its fiduciary duties, if shareholders vote against this proposal, the Board will reevaluate its position with respect to our classified Board structure. This reevaluation would include considering the percentage of shareholders voting against this proposal. An affirmative vote of not less than 50% of the then outstanding shares of the Company entitled to vote at a duly held meeting is required to amend our Certificate to declassify the Board (or 66 2⁄3% if GTCR owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors). If shareholders representing less than 50% of outstanding common stock reject this proposal, then the Board will likely not take additional steps to declassify the Board.

If a majority of our shareholders vote against this proposal and the Board determines that the declassification of the Board is in the best interests of the Company and its shareholders, then the Board will include a proposal in the proxy statement for the 2022 annual meeting of shareholders to amend the Certificate to declassify the Board. An amendment to the Certificate must first be approved by the Board and then approved by the affirmative vote of not less than 50% of the then outstanding shares of the Company entitled to vote at a duly held meeting (or 66 2⁄3% if GTCR owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors).

The amendment to the Certificate would provide for the phased-in elimination of the classified structure of the Board over a three-year period commencing with the 2023 annual meeting of shareholders. To comply with Delaware law, the amendment of the Certificate would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment (including directors elected at the 2021 and 2022 annual meetings of shareholders). This would result in the Board being fully declassified (and all Board members standing for annual elections) commencing with the 2025 annual meeting of shareholders.

Starting at the 2023 annual meeting of shareholders, directors would be elected to one-year terms, and until their successors are duly elected and qualified. Therefore, beginning with the 2025 annual meeting of shareholders, the entire Board would stand for election.

Additionally, under Delaware law, unless otherwise provided in a company’s certificate of incorporation, directors serving on a classified board may only be removed by shareholders for cause, while directors serving on a non-classified board may be removed by shareholders with or without cause. As a result, approval of an amendment to declassify the Board would also result in an amendment to the Certificate to give our shareholders the ability to remove a director from the Board with or without cause from and after the 2025 annual meeting of shareholders (at which point the Board would be fully declassified).

Board’s Recommendation to Shareholders

The Board regularly reviews the corporate governance policies and practices of the Company to determine whether they are appropriate and will advance the Board’s and management’s goal of maximizing long-term shareholder value. As part of that review, the Board considered whether the Board’s current structure continues to be advisable. The Board evaluated both the advantages and disadvantages of maintaining a classified Board structure, and determined that the classified Board structure continues to be in the best interests of the Company and our shareholders following the IPO for the following reasons set forth below:

Long-Term Strategic Thinking and Consistency with Investment Horizons. We believe that the Company’s current board structure allows its directors to develop a deeper familiarity of the Company’s business following the IPO and encourages long-term, strategic thinking, which enhances long-term shareholder value. Thus, we believe three-year terms on a staggered basis are appropriate and consistent with an investment horizon for a company such as ours, and that our shareholders are best served by director terms that reflect the long-term nature of our business.

Continuity and Stability from Institutional Knowledge. We believe that three-year terms promote continuity and foster an appropriate institutional memory among directors and a deep knowledge of the business and competitive environment. The Board believed this at the time of our IPO and continues to believe this today. Experienced directors who are knowledgeable about the Company’s fast-paced and complex business environment are a valuable resource and are better positioned to make decisions that are in the best interests of the Company and our shareholders. Staggered terms give the Company’s new directors an opportunity to gain knowledge about the Company’s business from its continuing directors. If all directors were elected annually, the Board could be composed entirely of directors who were unfamiliar with the Company and its business strategies. This could jeopardize our long-term strategies and growth plans.

Accountability to Shareholders. Under the DGCL, all of our directors are required to uphold their fiduciary duties to our shareholders, regardless of how often they stand for election. Under our classified Board structure, a majority of directors will stand for election during any two-year period. The Board has implemented broad measures to ensure accountability of our directors, including the adoption of our Code of Ethics. In addition, the Board requires an annual self-assessment of the performance of the Board and its committees, which is led by the Compensation and Nominating Committee. This committee also considers the performance of each current director when determining whether or not to recommend the nomination of such director for an additional term. Additionally, any director, or the entire Board, may be removed from office if there is “cause” for removal, subject to the terms of the Certificate. As a result, Maravai benefits from the stability and continuity of a classified Board structure, while retaining meaningful director accountability.

Protecting Shareholder Value in the Event of an Unsolicited Acquisition Offer. The Company’s current board structure reduces its vulnerability to potentially unfair and abusive takeover tactics and encourages potential acquirers to negotiate with the Board. We believe that the classified Board structure may improve the relative bargaining power of the Company on behalf of its shareholders by providing leverage to negotiate for higher value bids or pursue third party suitors who may be able to offer a higher value. A classified board structure does not preclude unsolicited acquisition proposals. However, by eliminating the threat of imminent removal, it allows the Board to maximize the value of a potential acquisition by giving the Company time and bargaining leverage to evaluate and negotiate the adequacy and fairness of any takeover proposal and to consider alternatives, including the continued operation of the Company’s business.

The Board recommends that you vote, on an advisory basis, “FOR” the retention of our classified Board structure.

PROPOSAL 3—ADVISORY VOTE REGARDING RETENTION OF THE SUPERMAJORITY VOTING STANDARDS IN OUR CHARTER AND BYLAWS

Background of the Proposal

Our Certificate and our amended and restated bylaws (our “Bylaws”) provide that our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our Bylaws without a shareholder vote in any matter not inconsistent with the DGCL and our Certificate. For as long as GTCR beneficially owns, in the aggregate, at least 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our Bylaws by our shareholders will require the affirmative vote of a majority in voting power of the outstanding shares of our stock entitled to vote on such amendment, alteration, change, addition, rescission or repeal. At any time when GTCR beneficially owns, in the aggregate, less than 50% in voting power of all outstanding shares of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our Bylaws by our shareholders will require the affirmative vote of the holders of at least 66 2⁄3% in voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our Certificate provides that at any time when GTCR beneficially owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, the following provisions in our Certificate may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2⁄3% (as opposed to a majority threshold that would apply if GTCR beneficially owns, in the aggregate, 50% or more) in voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2⁄3% supermajority vote for shareholders to amend our Bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding entering into business combinations with interested shareholders;

•	the provisions regarding shareholder action by written consent;

•	the provisions regarding calling special meetings of shareholders;

•	the provisions regarding filling vacancies on our Board and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions relating to exclusive forum for resolution of certain actions; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2⁄3% supermajority vote.

In addition, our Certificate provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when GTCR beneficially owns, in the aggregate, less than 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2⁄3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

At the time of our IPO, the Board believed that the supermajority voting standards under our Certificate and Bylaws were an important piece of the Company’s governance structure to safeguard the long-term interests of the Company and its shareholders once GTCR no longer holds a majority of our shares. At the same time, the Board recognized that some investors may view the supermajority voting standards as a means of blocking initiatives supported by shareholders, but blocked by a status quo management. Accordingly, at the Annual Meeting, the Company is asking our shareholders to vote, on an advisory basis, whether to retain the supermajority voting standards.

If this proposal is approved by the holders of a majority of shares of the Company’s common stock voting on the proposal at the Annual Meeting, then the Company will retain the supermajority voting standards. Conversely, if a majority of shares of the Company’s common stock voting on the proposal at the Annual Meeting vote against the proposal, then this proposal would not by itself remove the supermajority voting standards. Instead, rejection of the proposal would only advise the Board that a majority of our shareholders voting at the Annual Meeting desire to eliminate the supermajority voting standards. Consistent with its fiduciary duties, if shareholders vote against this proposal, the Board will reevaluate its position with respect to the retention of the supermajority voting standards. This reevaluation would include considering the percentage of shareholders voting against this proposal. An affirmative vote of not less than 50% of the then outstanding shares of the Company entitled to vote at a duly held meeting is required to amend the Certificate to remove the supermajority voting standards (or 66 2⁄3% if GTCR owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors). If shareholders representing less than 50% of outstanding common stock reject this proposal, then the Board will likely not take additional steps to remove the supermajority voting standards.

If a majority of our shareholders vote against this proposal and the Board determines that the elimination of the supermajority voting standards are in the best interests of the Company and its shareholders, then the Board will include a proposal in the proxy statement for the 2022 annual meeting of shareholders to amend our Certificate and Bylaws to eliminate the supermajority voting standards. An amendment to the Certificate and Bylaws must first be approved by the Board and then approved by the affirmative vote of not less than 50% of the then outstanding shares of the Company entitled to vote at a duly held meeting (or 66 2⁄3% if GTCR owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors) (or 66 2⁄3% if GTCR owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors). If such amendment were approved, the Certificate and Bylaws would be amended immediately thereafter to remove the supermajority voting standards.

If shareholders representing less than 50% of outstanding common stock reject this proposal, then the Board will likely not take additional steps to remove the supermajority voting standards.

Board’s Recommendation to Shareholders

The Board regularly reviews the corporate governance policies and practices of the Company to determine whether they are appropriate and will advance the Board’s and management’s goal of maximizing long-term shareholder value. As part of that review, the Board considered whether retention of the supermajority voting standards continues to be advisable. The Board evaluated both the advantages and disadvantages of maintaining the supermajority voting standards, and determined that retaining the supermajority voting standards continues to be in the best interests of the Company and our shareholders following the IPO for the following reasons:

•

the supermajority voting standards under our Certificate and Bylaws are appropriately limited and necessary with application only to extraordinary transactions and fundamental changes to corporate governance;

•	Delaware law permits supermajority voting requirements and a number of publicly-traded companies have adopted these provisions to preserve and maximize long-term value for all shareholders;

•

the Board believes that the supermajority vote requirements protect shareholders, particularly minority shareholders, against the potentially self-interested actions of short-term investors and, without these provisions, it would be possible for a group of short-term shareholders to approve an extraordinary transaction that is not in the best interest of the Company and opposed by nearly half of the Company’s shareholders;

•

these provisions mitigate the risks presented by a group of short-term shareholders, who may (i) only own their shares as of a voting record date or may have hedged their economic exposure and (ii) act in their own self-interests to the detriment of other shareholders;

•

these supermajority voting requirements encourage potential acquirers to deal directly with the Board, which in turn enhances the Board’s ability to consider the long-term interests of all shareholders; and

•

these supermajority voting requirements protect the ability of the Board to evaluate proposed offers, to consider alternatives, and to protect shareholders against abusive tactics during a takeover process.

The Board recommends that you vote, on an advisory basis, “FOR” the retention of the supermajority voting standards in our Certificate and Bylaws.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021. Services provided to the Company and its subsidiaries by Ernst & Young LLP for the year ended December 31, 2020 are described below and under “Audit Committee Report.”

Fees and Services

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2020 and 2019 by Ernst & Young LLP, our independent registered public accounting firm:

	2020	2019
Audit Fees(1)	$5,121,250	$1,007,950
Audit-Related Fees(2)	—	24,500
Tax Fees	—	—
All Other Fees	—	—

Total	$5,121,250	$1,032,450

(1)

Audit Fees consisted of fees and expenses covering the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements, accounting and financial reporting consultations, and the issuance of consents in connection with registration statement filings with the SEC and comfort letters in connection with our Initial Public Offering (“IPO”). The audit fees for the year ended December 31, 2020 include services associated with our IPO, which was completed in November 2020.

(2)	Audit related fees consist of agreed-upon procedure over corporate officers’ business expenses, related party transactions and tie-out of certain internal reporting information.

All of the services described above following our IPO in November 2020 were pre-approved by our Audit Committee. The Audit Committee concluded that the provision of these services by Ernst & Young LLP would not affect their independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Vote Required; Recommendation of the Board of Directors

Ratification of the appointment of Ernst & Young LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If Maravai’s shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent registered accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in Maravai’s best interests to do so.

The Audit Committee and the Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2021.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of three independent directors (as defined by the Nasdaq listing guidelines) and following its formation in connection with our IPO in November 2020, met one time in 2020. Our Audit Committee operates under a written charter, which is posted on our website at investors.maravai.com. The Audit Committee’s oversight responsibilities include monitoring the integrity of our consolidated financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance independent registered public accounting firm) and our compliance with legal and regulatory requirements. Management has the primary responsibility for the consolidated financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2020 with our management;

•

The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of our consolidated financial statements with generally accepted accounting principles in the United States, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters required to be discussed by the applicable requirements of Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”); and

•

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company and management.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Respectfully submitted by:

Susannah Gray, Chair

Anat Ashkenazi

Jessica Hopfield

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

INCORPORATION BY REFERENCE

The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual reference only. The information on these websites is not part of this document.

AVAILABILITY OF SEC FILINGS, CODE OF CONDUCT AND COMMITTEE CHARTERS

Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Conduct, Corporate Governance Guidelines and the charters of the Audit Committee and Compensation and Nominating Committee, and any reports of beneficial ownership of our Common Stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, investors.maravai.com, or may be requested in print, at no cost, by email at ir@maravai.com or by mail at Maravai LifeSciences Holdings, Inc., 10770 Wateridge Circle Suite 200, San Diego, California 92121, Attention: Investor Relations.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is investors.maravai.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION

Maravai is paying the expenses of this solicitation. Maravai will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Maravai will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of Maravai may solicit proxies in person or by telephone, facsimile, email or other similar means.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/MRVI ● Cast your vote online. ● Have your Proxy Card ready. ● Follow the simple instructions to record your vote.
PHONE Call 1-866-437-3716 ● Use any touch-tone telephone, 24 hours a day, 7 days a week. ● Have your Proxy Card ready. ● Follow the simple recorded instructions.
MAIL ● Mark, sign and date your Proxy Card. ● Fold and return your Proxy Card in the postage-paid envelope provided.

CONTROL NUMBER
Maravai LifeSciences Holdings, Inc.

Annual Meeting of Shareholders	< — Please fold here — Do not separate — >

For Shareholders as of March 22, 2021

TIME:	Wednesday, May 19, 2021 03:00 PM, Pacific Time

PLACE:	Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/MRVI for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Carl Hull and Constantine Mihas, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Maravai LifeSciences Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2021 Mediant Communications Inc. All Rights Reserved

Maravai LifeSciences Holdings, Inc.

Annual Meeting of Shareholders

Please make your marks like this:	Ï	Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors
		FOR	WITHHOLD
	To vote for all directors mark here:	☐

	1.01 Carl Hull	☐	☐		FOR

	1.02 Benjamin Daverman	☐	☐		FOR

	1.03 Susannah Gray	☐	☐		FOR

	1.04 Constantine Mihas	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To approve, by an advisory vote, to retain the classified structure of the Board.	☐	☐	☐	FOR

3.	To approve, by an advisory vote, to retain the supermajority voting standards in Maravai’s Amended and Restated Certificate of Incorporation and Maravai’s Amended and Restated Bylaws.	☐	☐	☐	FOR

4.	To ratify the appointment of Ernst & Young LLP as Maravai’s independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐	FOR

5.	To transact other business as may properly come before the meeting or any adjournment of the meeting.

You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/MRVI.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date